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                                                                   EXHIBIT 23.10

                         INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581): Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated September 23, 1996 relating to the financial statements of MTA, Inc. (not presented separately herein) as of December 31, 1995, and for the period from January 25, 1995 (date of incorpoation) to December 31, 1995 appearing in this Current Report on Form 8-K of U.S. Office Products Company dated January 13, 1998.

DELOITTE & TOUCHE LLP
Seattle, Washington

March 6, 1998